Exhibit 11


                         RADVISION LTD. AND SUBSIDIARIES

             Statements re Computation of Per Share Earnings (Loss)

                                                                            Year ended December 31,
                                                                    ---------------------------------------
                                                                          2002          2001         2000
                                                                    ----------     ----------    ----------
                                                                    (Dollars in thousands, except per share
                                                                                    amounts)
Net earnings (loss):
Earnings (loss) on common shares before cumulative effect of
change in accounting principle--basic..............................      2,756          (1,612)         249
                                                                    ==========      ==========   ==========

Cumulative effect of change in accounting principle..............            -               -            -
                                                                    ==========      ==========   ==========

Shares used to compute basic earnings (loss) per share (weighted
    average number of shares outstanding).........................  18,353,052      18,943,014   17,174,453
                                                                    ==========      ==========   ==========

Shares used to compute diluted earnings (loss) per share
    (weighted average number of shares outstanding assuming
    the effect of stock options)..................................  18,983,330      18,943,014   19,873,222
                                                                    ==========      ==========   ==========


Earnings (loss) per common share before cumulative effect of change in accounting principle:

Basic.............................................................        0.15           (0.09)       0.014
                                                                    ==========      ==========   ==========

Diluted...........................................................        0.15           (0.09)       0.013
                                                                    ==========      ==========   ==========

Cumulative effect of change in accounting principle:
Basic.............................................................           -               -            -
                                                                    ==========      ==========   ==========

Diluted...........................................................           -               -            -
                                                                    ==========      ==========   ==========

Net earnings per common share:

Basic.............................................................        0.15           (0.09)       0.014
                                                                    ==========      ==========   ==========

Diluted...........................................................        0.15           (0.09)       0.013
                                                                    ==========      ==========   ==========